                    CATALINA LIGHTING, INC. AND SUBSIDIARIES

                                   EXHIBIT 11

              SCHEDULE OF COMPUTATION OF PRIMARY EARNINGS PER SHARE

                                                          THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                               MARCH 31,                               MARCH 31,
                                                  ------------------------------------     -----------------------------------
                                                       1996                1995                 1996               1995
                                                  ----------------   -----------------     ----------------   ----------------
Net income                                         $    365,000        $    226,000          $   953,000        $  1,741,000

Add:  Interest on debt assumed to
      be repaid                                           9,000                   -               38,000                   -
                                                   ------------        ------------          -----------        ------------
Net income for primary earnings per common
   share                                           $    374,000        $    226,000          $   991,000        $  1,741,000
                                                   ============        ============          ===========        ============

Weighted average number of common shares
   outstanding during the period                      6,995,000           6,947,000            6,995,000           6,939,000

Add:  Common equivalent shares determined
      using the "Modified Treasury Stock"
      method representing shares issuable upon
      exercise of stock options, warrants and
      shares issuable under contractual
      agreements                                        796,000             923,000              808,000             987,000
                                                   ------------        ------------          -----------        ------------

Weighted average number of shares used in
   calculation of primary earnings per share          7,791,000           7,870,000            7,803,000           7,926,000
                                                   ============        ============          ===========        ============

Primary earnings per common share                  $        .05        $        .03          $       .13        $        .22
                                                   ============        ============          ===========        ============

                    CATALINA LIGHTING, INC. AND SUBSIDIARIES

                                   EXHIBIT 11

                                   (CONTINUED)

           SCHEDULE OF COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE

                                                          THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                               MARCH 31,                               MARCH 31,
                                                  ------------------------------------     -----------------------------------
                                                       1996                1995                 1996               1995
                                                  ----------------   -----------------     ----------------   ----------------
Net income                                         $    365,000        $    226,000          $   953,000        $  1,741,000

Add:  Interest on debt assumed to be repaid                   -                   -                1,000                   -
                                                   ------------        ------------          -----------        ------------
Net income for fully diluted
   earnings per common share                       $    365,000        $    226,000          $   954,000        $  1,741,000
                                                   ============        ============          ===========        ============

Weighted average number of
  common shares outstanding
  during the period                                   6,995,000           6,947,000            6,995,000           6,939,000

Add:  Common equivalent shares determined
      using the "Modified Treasury Stock"
      method representing shares issuable upon
      exercise of stock options, warrants and
      shares issuable under contractual
      agreements                                        826,000             923,000              808,000             987,000
                                                   ------------        ------------          -----------        ------------
Weighted average number of
  shares used in calculation of
  fully diluted earnings per share                    7,821,000           7,870,000            7,803,000           7,926,000
                                                   ============        ============          ===========        ============

Fully diluted earnings per common share            $        .05        $        .03          $       .12        $        .22
                                                   ============        ============          ===========        ============